EXHIBIT 10.17

FIRST AMENDMENT

TO

LOAN AGREEMENT, REVOLVING CREDIT NOTE, COMMERCIAL

GUARANTY and COMMERCIAL PLEDGE AGREEMENT

THIS FIRST AMENDMENT (“First Amendment”) TO LOAN AGREEMENT, REVOLVING CREDIT NOTE, COMMERCIAL GUARANTY and COMMERCIAL PLEDGE AGREEMENT made as of this 1st day of January, 2008, by

Wilshire Acquisitions Corporation

a Nevada Corporation

23901 Calabasas Rd., Ste.1050, Calabasas, CA 91302

(hereinafter referred to as “Borrower or Maker “), and First Tennessee Bank National Association, 845 Crossover Lane, Ste.150, Memphis, TN 38117 (hereinafter referred to as “Lender or Bank”).

WITNESSETH:

WHEREAS, Borrower entered into that certain Loan Agreement between Borrower and Lender dated the 30th day of November, 2006 (the “Agreement”);

WHEREAS, Borrower executed and delivered that certain Revolving Credit Note between Borrower and Lender dated the 30th day of November, 2006 (the “Note”) and referenced in the Agreement;

WHEREAS, Borrower, as Grantor, executed and delivered that certain Commercial Pledge Agreement between Grantor and Lender dated the 30th of November, 2006 (the “Pledge Agreement”) and referenced in the Agreement;

WHEREAS, Borrower executed and delivered that certain Commercial Guaranty Agreement between Borrower and Lender dated the 30th day of November, 2006 (the “Guaranty Agreement”) and referenced in the Agreement;

WHEREAS, as of the date hereof, upon the terms and subject to the conditions hereof, Borrower and Lender have agreed to modify and amend the above Loan Documents as follows:

1.	To evidence the change in Maturity Date, the first sentence in paragraph 2 of Note is amended by deleting the phrase “November 30, 2007” and substituting the phrase “December 31, 2008” and the Maturity Date in third line of Pledge Agreement is amended by deleting “November 30, 2007” and substituting “December 31, 2008”.

2.	To evidence the change in commitment amount, the first sentence in Section 1.1 of Agreement is amended by deleting the phrase “Twenty Million($20,000,000.00)” and substituting the phrase “Fifteen Million($15,000,000.00)” and the top line of Pledge Agreement is amended by deleting “$20,000,000.00” and substituting “$15,000,000.00”

3.	To evidence the change in commitment amount, the first sentence in paragraph 1 of Note is amended by deleting the phrase “principal amount of Twenty Million and 00/100 Dollars ($20,000,000)” and substituting the phrase “principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00)”

4.	To evidence the change in interest rate, the first sentence on Page 2 of the Note is amended by deleting the phrase “the rate of 1.65% over the LIBOR Rate and substituting the phrase “the rate of 1.90% over the LIBOR Rate”

5.	To evidence the change in the non-performing loans covenant, the first sentence in Section 6.1(f) of Agreement is amended by deleting the phrase “two percent (2.00%)” and substituting the phrase “three and one-half percent (3.5%)”

6.	This First Amendment shall be deemed effective as of the day and year first appearing above. The Agreement, Note and Pledge Agreement, as supplemented, modified and amended by this First Amendment and all other related Loan Documents remain and continue in full force and effect. The Agreement, Note and Pledge Agreement shall be deemed to include this First Amendment.

IN WITNESS WHEREOF, Borrower/Maker and Lender/Bank have executed this First Amendment as of the date first appearing above.

Wilshire Acquisitions Corporation

By:
Title:

First Tennessee Bank National Association

By:
Title: